News Release

Contact:
Juan José Orellana
Investor Relations
Molina Healthcare, Inc.
562-435-3666, ext. 111143

MOLINA HEALTHCARE REPORTS
THIRD QUARTER 2007 RESULTS

Long Beach, California (November 1, 2007) – Molina Healthcare, Inc. (NYSE: MOH) today announced its financial results for the third quarter and nine months ended September 30, 2007.

Net income for the quarter ended September 30, 2007, increased to $17.5 million, or $0.62 per diluted share, compared with net income of $12.3 million, or $0.44 per diluted share, for the quarter ended September 30, 2006.

Net income for the nine months ended September 30, 2007, increased to $40.4 million, or $1.43 per diluted share, compared with net income of $34.1 million, or $1.21 per diluted share, for the same nine months of 2006.

Commenting on the results, J. Mario Molina, M.D., president and chief executive officer of Molina Healthcare, Inc., said, “Higher enrollment at our Ohio and Texas HMOs, modest rate increases and improvements to our medical care costs have all contributed to our strong third quarter financial results.  We are pleased that these results confirm our philosophy that quality health care and cost-effectiveness are not mutually exclusive aims.  We believe this philosophy was also validated when Molina’s subsidiary Medicaid health plans in New Mexico and Utah were recently ranked by U.S. News & World Report as among “America’s Best Health Plans,” which was compiled in collaboration with the National Committee for Quality Assurance.”

Earnings Per Share Guidance

The Company also announced that it is increasing its previously issued earnings per diluted share guidance for fiscal year 2007 to between $1.90 and $2.00.  The Company had most recently issued guidance for fiscal year 2007 in the range of $1.85 to $1.95 per diluted share.

Although many factors affect its financial results, the Company believes that the following factors have been the most influential in changing its earnings outlook since guidance was last issued on September 12, 2007:

•	The increased revenue resulting from rate increases for San Bernardino and Riverside counties effective October 1, 2007;

•	Better-than-anticipated medical cost performance in Washington, New Mexico, and Texas;

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MOH Reports Third Quarter Results

November 1, 2007

•	The November 1st closing of the Company’s acquisition of Mercy CarePlus in Missouri. Previously issued guidance did not include any benefit from the acquisition of Mercy CarePlus;

•
The impact on investment income and interest expense of the Company’s recent issuance of $200 million in convertible senior notes, as well as the impact on investment income of declining interest rates; and

•	Uncertainty surrounding any rate increase in Michigan as a result of state budget issues.

The revised guidance does not take into account the increase to the Company’s interest expense that would result if the Financial Accounting Standards Board adopts the proposed FASB Staff Position 14-a, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

Financial Results – Comparison of Quarters Ended September 30, 2007 and 2006

Premium revenue for the third quarter of 2007 was $628.4 million, an increase of $116.3 million, or 22.7%, over premium revenue of $512.1 million for the third quarter of 2006.  Among the factors increasing premium revenue between the third quarter of 2007 and the third quarter of 2006 were:

•
Increased enrollment at the Ohio and Texas health plans.  The Ohio health plan contributed $125.5 million in premium revenue in the third quarter of 2007, an increase of $104.5 million from a year ago.  The Texas health plan, which commenced operations in September 2006, contributed $25.0 million in premium revenue in the third quarter of 2007 and less than $0.3 million in September 2006.

•	Increased revenue of approximately $14.0 million at the New Mexico health plan due to:

▪	A rate increase of approximately 5% effective July 1, 2007;

▪	Increased enrollment; and

▪
A one time out-of-period increase to revenue of approximately $2.2 million.  This adjustment was made to reduce the amount the Company estimated was owed back to the state for the two-year period ending June 30, 2007, based upon direct medical costs incurred during that period.

The following items served to decrease premium revenue for the third quarter of 2007 compared with the third quarter of 2006:

•
Termination of operations at the Company’s Indiana health plan effective January 1, 2007.  The Indiana health plan contributed no premium revenue in the third quarter of 2007 compared with $24.6 million in premium revenue in the third quarter of 2006.

•	Reduced revenue of approximately $11.8 million at the Utah health plan due to:

▪	Lower enrollment;

▪	Lower medical costs, which reduced revenue under the Utah health plan’s cost-plus reimbursement contract; and

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MOH Reports Third Quarter Results

November 1, 2007

▪
An out-of-period reduction of approximately $1.7 million to the amount receivable under a savings sharing agreement with the state.  The amount of the receivable for this item has been reduced from approximately $4.7 million at June 30, 2007, to $3.0 million at September 30, 2007.  The Utah health plan continues to work with the state in an effort to assure an appropriate determination of amounts due under the savings sharing agreement.

Medical care costs as a percentage of premium revenue (the medical care ratio) decreased to 83.7% in the third quarter of 2007 from 84.1% in the third quarter of 2006, an improvement of 40 basis points year-over-year.  Sequentially, the medical care ratio decreased from 85.1% for the quarter ended June 30, 2007, an improvement of 140 basis points.  The Company believes that its medical care ratio is normally at its lowest during the third quarter of any given fiscal year as a result of seasonality in medical care utilization.

The most significant developments regarding medical care costs in the third quarter of 2007 were:

•
An improvement in the medical care ratios of the Ohio and Texas health plans.  The medical care ratio of the Ohio health plan declined to 88.8% in the third quarter of 2007 from 97.6% in the third quarter of 2006 and 91.1% in the second quarter of 2007.  The medical care ratio of the Texas health plan declined to 76.2% in the third quarter of 2007 from 91.3% in the second quarter of 2007.  The Texas health plan did not have significant premium revenue or medical expense in the third quarter of 2006.  The Company believes that the medical care costs of its Ohio and Texas health plans are developing as anticipated, although the medical care costs of its Texas plan have been somewhat better than anticipated.  Nevertheless, the limited claims payment experience for the many members who have been added during 2007 adds a degree of uncertainty to the medical care cost estimates in both Ohio and Texas that is not found with the Company’s more mature health plans.

•
An improvement in the medical care ratio of the New Mexico health plan as a result of a 1.5% increase to per member per month medical care costs compared with the third quarter of 2006 and the increases to premium revenue discussed above.

•
An improvement in the medical care ratio of the California health plan as a result of a 5% decrease to per member per month medical care costs compared with the third quarter of 2006, and increases to premium revenue that took effect during the first half of 2007, particularly in San Diego County.

•
Increases in the medical care ratios of the Washington and Michigan health plans when compared with the third quarter of 2006.  The Company believes that the medical care ratios experienced by the Washington and Michigan health plans in the third quarter of 2006 were not reasonably sustainable on a long-term basis.

•	The termination of operations in Indiana. The Indiana health plan had a medical care ratio of 103.1% in the third quarter of 2006.

The Company’s days in claims payable were 54 days at September 30, 2007, June 30, 2007, and September 30, 2006.

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MOH Reports Third Quarter Results

November 1, 2007

General and administrative expenses were $74.2 million, or 11.7% of total revenue, for the third quarter of 2007 as compared with $60.5 million, or 11.7% of total revenue, for the third quarter of 2006.

Core G&A expenses (defined as G&A expenses less premium taxes) decreased to 8.4% of revenue in the third quarter of 2007 compared with 8.6% in the third quarter of 2006, but increased from 7.7% in the second quarter of 2007.

The increase in Core G&A in comparison with the second quarter of 2007 is primarily the result of increases to bonus accruals as a result of the Company’s improved financial performance in 2007 as well as the Company’s continued investment in the administrative infrastructure necessary to support its Medicare product line.  Absent the additional bonus expense recorded in the third quarter of 2007, the Core G&A Ratio would have been 7.8% compared with 7.7% in the second quarter of 2007.

Financial Results – Comparison of Nine Months Ended September 30, 2007 and 2006

Premium revenue for the nine months ended September 30, 2007, was $1,791.8 million, an increase of $350.6 million, or 24.3%, over premium revenue of $1,441.2 million for the nine months ended September 30, 2006.  The increase in premium revenue for the nine months ended September 30, 2007, was driven by increased membership in the Company’s Ohio and Texas health plans and by the acquisition of Cape Health Plan in Michigan effective May 15, 2006.

Medical care costs as a percentage of premium revenue (the medical care ratio) increased to 84.8% in the nine months ended September 30, 2007, from 84.4% in the same nine-month period of 2006, a deterioration of 40 basis points, principally as a result of the higher medical care costs of the Company’s Ohio and Texas health plans.

General and administrative expenses were $204.8 million, or 11.3% of total revenue, for the nine months ended September 30, 2007, as compared with $168.0 million, or 11.5% of total revenue, for the same nine-month period of 2006.

Core G&A expenses decreased to 8.0% of total revenue for the nine months ended September 30, 2007, compared with 8.5% in the same nine-month period of 2006.

Cash Flow

Cash provided by operating activities for the nine months ended September 30, 2007, was $113.3 million, as compared with $67.2 million for the same period in 2006, an increase of $46.1 million.  The primary sources of cash provided by operating activities were increased net income, increased deferred revenue at the Ohio health plan, the timing of payments for medical claims and benefits payable, and an increase in accounts payable and accrued liabilities.

On a consolidated basis, at September 30, 2007, the Company had cash and investments (exclusive of restricted investments) of approximately $555.8 million.  The parent company had cash and investments of approximately $24.0 million.   Subsequent to quarter end, the Company issued $200 million in senior convertible notes.  A portion of the net proceeds from the issuance of the notes was used to pay off the $20.0 million owed on the Company’s credit facility at September 30, 2007.  The Company also used $80.0 million of the net proceeds in connection with its acquisition of Mercy CarePlus in Missouri.

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MOH Reports Third Quarter Results

November 1, 2007

Conference Call

The Company’s management will host a conference call and webcast to discuss its third quarter results at 5:00 p.m. Eastern Time on Thursday, November 1, 2007.  The telephone number for this interactive conference call is 212-231-2920, and the live webcast of the call can be accessed on the Company’s website at www.molinahealthcare.com, or at www.earnings.com.  An online replay will be available beginning approximately one hour following the conclusion of the call and webcast.

Molina Healthcare, Inc. is a multi-state managed care organization that arranges for the delivery of healthcare services to persons eligible for Medicaid and other government-sponsored programs for low-income families and individuals.  Molina Healthcare, Inc. currently operates health plans in California, Michigan, Missouri, Nevada, New Mexico, Ohio, Texas, Utah, and Washington.  More information about Molina Healthcare, Inc. can be obtained at www.molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” identified by words such as “will,” “believes,” “expects” or ”expectations,” “anticipates,” “plans,” “projects,” “estimates,” “intends,” and similar words and expressions.  In addition, any statements that explicitly or implicitly refer to earnings guidance, expectations, projections, or their underlying assumptions, or other characterizations of future events or circumstances, are forward-looking statements.  All of our forward-looking statements are based on our current expectations and assumptions which are subject to numerous known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially.  Such factors include, without limitation, risks related to: the continuing achievement of a decrease in the medical care ratio of our health plans in Ohio and Texas; the continuing achievement of projected savings from a decrease in the overall medical care ratio of all of our health plans; an increase in enrollment in our Ohio and California health plans and in our dual eligible population consistent with our expectations; our ability to reduce administrative costs in the event enrollment or revenue is lower than expected for the remainder of the year; increased administrative costs in support of the Company's efforts to expand Medicare membership; risks related to our minimal experience with Ohio, Texas, and dual eligible members and attendant claims estimation difficulties; our ability to accurately estimate incurred but not reported medical costs across all health plans; the securing of expected premium rate increases, particularly in the state of Michigan; the effect of the DRG rate rebasing in Washington being greater than expected; the payment of savings sharing income by the state of Utah to our Utah health plan consistent with our expectations; the successful renewal and continuation of the government contracts of all of our health plans; the availability of adequate financing to fund and/or capitalize our acquisitions and start-up activities, and applicable interest rates that are consistent with our expectations; the successful and cost-effective integration of our acquisitions, including Mercy CarePlus; membership eligibility processes and methodologies; unexpected changes in member utilization patterns, healthcare practices, or healthcare technologies; high dollar claims related to catastrophic illness; changes in federal or state laws or regulations or in their interpretation; failure to maintain effective and efficient information systems and claims processing technology; funding decreases in the Medicaid, SCHIP, or Medicare programs or the failure to timely renew the SCHIP program; the favorable resolution of pending litigation or arbitration; competition; epidemics such as the avian flu; and other risks and uncertainties as detailed in our reports and filings with the Securities and Exchange Commission and available on its website at www.sec.gov.  All forward-looking statements in this release represent our judgment as of November 1, 2007.  We disclaim any obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

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MOH Reports Third Quarter Results

November 1, 2007
MOLINA HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except for per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
Premium revenue	$628,402	$512,080	$1,791,764	$1,441,197
Investment income	7,632	5,385	21,061	14,278
Total revenue	636,034	517,465	1,812,825	1,455,475

Expenses:
Medical care costs	525,902	430,870	1,519,244	1,215,832
General and administrative expenses	74,235	60,504	204,831	168,025
Depreciation and amortization	7,082	5,633	20,274	15,265
Impairment charge on purchased software (1)	–	–	782	–
Total expenses	607,219	497,007	1,745,131	1,399,122
Operating income	28,815	20,458	67,694	56,353

Other expense:
Interest expense	(530)	(645)	(2,380)	(1,636)
Total other expense	(530)	(645)	(2,380)	(1,636)
Income before income taxes	28,285	19,813	65,314	54,717
Income tax expense	10,772	7,472	24,895	20,634
Net income	$17,513	$12,341	$40,419	$34,083

Net income per share:
Basic	$0.62	$0.44	$1.43	$1.22
Diluted	$0.62	$0.44	$1.43	$1.21

Weighted average number of common shares and
potential dilutive common shares outstanding	28,441,000	28,346,000	28,356,000	28,253,000

Operating Statistics:
Medical care ratio (2)	83.7%	84.1%	84.8%	84.4%
General and administrative expense ratio (3),
excluding premium taxes	8.4%	8.6%	8.0%	8.5%
Premium taxes included in general and
administrative expenses	3.3%	3.1%	3.3%	3.0%
Total general and administrative expense ratio	11.7%	11.7%	11.3%	11.5%
Depreciation and amortization expense ratio (4)	1.1%	1.1%	1.1%	1.0%
Effective tax rate	38.1%	37.7%	38.1%	37.7%

(1)	Amounts represent an impairment charge related to commercial software no longer used for operations.
(2)	Medical care ratio represents medical care costs as a percentage of premium revenue.
(3)	General and administrative expense ratio represents such expenses as a percentage of total revenue.
(4)	Depreciation and amortization expense ratio represents such expenses as a percentage of total revenue.

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MOH Reports Third Quarter Results

November 1, 2007

MOLINA HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	Sept. 30,	Dec. 31,
	2007	2006
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$447,594	$403,650
Investments	108,161	81,481
Receivables	124,145	110,835
Income tax receivable	–	7,960
Deferred income taxes	577	313
Prepaid expenses and other current assets	11,424	9,263
Total current assets	691,901	613,502
Property and equipment, net	47,431	41,903
Goodwill and intangible assets, net	133,502	143,139
Restricted investments	27,762	20,154
Receivable for ceded life and annuity contracts	30,929	32,923
Other assets	14,492	12,854
Total assets	$946,017	$864,475

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Medical claims and benefits payable	$308,722	$290,048
Deferred revenue	42,043	18,120
Income tax payable	1,242	–
Accounts payable and accrued liabilities	61,778	46,725
Total current liabilities	413,785	354,893
Long-term debt	20,000	45,000
Deferred income taxes	1,056	6,700
Liability for ceded life and annuity contracts	30,929	32,923
Other long-term liabilities	11,808	4,793
Total liabilities	477,578	444,309

Stockholders’ equity:
Common stock, $0.001 par value; 80,000,000 shares authorized; issued and outstanding: 28,346,685 shares at September 30, 2007, and 28,119,026 shares at December 31, 2006	28	28
Preferred stock, $0.001 par value; 20,000,000 shares authorized, no shares issued and outstanding	-	-
Additional paid-in capital	181,841	173,990
Accumulated other comprehensive gain (loss)	111	(337)
Retained earnings	306,849	266,875
Treasury stock (1,201,174 shares, at cost)	(20,390)	(20,390)
Total stockholders’ equity	468,439	420,166
Total liabilities and stockholders’ equity	$946,017	$864,475

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MOH Reports Third Quarter Results

November 1, 2007

MOLINA HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Operating activities:
Net income	$40,419	$34,083
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,274	15,265
Amortization of capitalized credit facility fees	646	646
Deferred income taxes	(4,139)	(2,510)
Stock-based compensation	5,238	4,331
Changes in operating assets and liabilities:
Receivables	(13,310)	(13,099)
Prepaid expenses and other current assets	(2,161)	2,068
Medical claims and benefits payable	18,674	17,036
Deferred revenue	23,923	–
Accounts payable and accrued liabilities	14,763	7,411
Income taxes	8,989	1,955
Net cash provided by operating activities	113,316	67,186

Investing activities:
Purchases of property and equipment	(16,5140)	(13,285)
Purchases of investments	(85,252)	(103,702)
Sales and maturities of investments	59,292	115,866
Net cash acquired in purchase transactions	–	5,820
Increase in restricted cash	(7,608)	(738)
Increase in other long-term liabilities	6,569	42
Increase in other assets	(2,921)	(1,218)
Net cash (used in) provided by investing activities	(46,434)	2,785

Financing activities:
Borrowings under credit facility	–	20,000
Repayment of amounts borrowed under credit facility	(25,000)	(5,000)
Repayment of credit facility fees	(551)	–
Repurchase and retirement of common stock	(480)	–
Tax benefit from exercise of employee stock options
recorded as additional paid-in capital	554	1,094
Proceeds from exercise of stock options and employee stock purchases	2,539	1,816
Net cash (used in) provided by financing activities	(22,938)	17,910
Net increase in cash and cash equivalents	43,944	87,881
Cash and cash equivalents at beginning of period	403,650	249,203
Cash and cash equivalents at end of period	$447,594	$337,084

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MOH Reports Third Quarter Results

November 1, 2007

MOLINA HEALTHCARE, INC.
MEMBERSHIP DATA
(Unaudited)

	Sept. 30,		June 30,		Sept. 30,
Total Ending Membership by Health Plan:	2007		2007		2006
California	288,000		291,000		302,000
Michigan	211,000		217,000		227,000
New Mexico	69,000		66,000		62,000
Ohio	138,000		138,000		33,000
Texas	30,000		30,000		3,000	(2)
Utah	50,000		47,000		54,000
Washington	284,000		287,000		280,000
Subtotal	1,070,000		1,076,000		961,000
Indiana	N/A	(1)	N/A	(1)	54,000
Total	1,070,000		1,076,000		1,015,000

(1) The Company’s Indiana health plan ceased serving members effective January 1, 2007.
(2) The Company’s Texas health plan commenced operations in September 2006.

Total Ending Membership by State for the Company’s	Sept. 30,		June 30,		Sept. 30,
Medicare Advantage Special Needs Plans:	2007		2007		2006
California	875		724		455
Michigan	814		459		138
Nevada	178		9		–
Utah	1,802		1,646		1,426
Washington	446		413		153
Total	4,115		3,251		2,172

Total Ending Membership by State for the Company’s	Sept. 30,		June 30,		Sept. 30,
Aged, Blind and Disabled (“ABD”) Population:	2007		2007		2006
California	10,912		10,728		10,368
Michigan	31,488		31,940		22,553
New Mexico	6,844		6,822		6,674
Ohio	14,965		15,117		–
Texas	16,515		16,603		–
Utah	7,056		6,876		6,763
Washington	2,715		2,693		2,727
Total	90,495		90,779		49,085

	Quarter Ended						Nine Months Ended
Total Member Months (1)	Sept. 30,		June 30,		Sept. 30,		Sept. 30,		Sept. 30,
by Health Plan:	2007		2007		2006		2007		2006
California	859,000		874,000		911,000		2,619,000		2,785,000
Michigan	640,000		658,000		681,000		1,967,000		1,677,000
New Mexico	200,000		197,000		181,000		589,000		535,000
Ohio	416,000		399,000		95,000		1,155,000		229,000
Texas	90,000		91,000		3,000	(3)	247,000		3,000	(3)
Utah	142,000		145,000		167,000		438,000		527,000
Washington	854,000		860,000		846,000		2,570,000		2,572,000
Subtotal	3,201,000		3,224,000		2,884,000		9,585,000		8,328,000
Indiana	N/A	(2)	N/A	(2)	150,000		N/A	(2)	328,000
Total	3,201,000		3,224,000		3,034,000		9,585,000		8,656,000

(1) Total member months is defined as the aggregate of each month’s ending membership for the period.
(2) The Company’s Indiana health plan ceased serving members effective January 1, 2007.
(3) The Company’s Texas health plan commenced operations in September 2006.

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MOH Reports Third Quarter Results

November 1, 2007

MOLINA HEALTHCARE, INC.
SELECTED FINANCIAL DATA BY HEALTH PLAN
(Dollars in thousands except PMPM amounts)
(Unaudited)

	Three Months Ended September 30, 2007
	Premium Revenue		Medical Care Costs		Medical	Premium Tax
	Total	PMPM	Total	PMPM	Care Ratio	Expense
California	$93,154	$108.39	$76,443	$88.95	82.1%	$2,382
Michigan	119,752	187.19	100,378	156.90	83.8%	7,069
New Mexico	72,543	361.23	56,984	283.76	78.6%	2,828
Ohio	125,452	302.02	111,387	268.16	88.8%	5,645
Texas	24,997	279.39	19,041	212.82	76.2%	450
Utah	27,513	193.52	26,534	186.63	96.4%	–
Washington	164,367	192.43	130,216	152.45	79.2%	2,748
Other	624	–	4,919	–	–	7
Consolidated	$628,402	$196.29	$525,902	$164.27	83.7%	$21,129

	Three Months Ended September 30, 2006
	Premium Revenue		Medical Care Costs		Medical	Premium Tax
	Total	PMPM	Total	PMPM	Care Ratio	Expense
California	$93,590	$102.71	$85,283	$93.59	91.1%	$2,934
Indiana	24,626	164.15	25,384	169.20	103.1%	–
Michigan	122,209	179.25	95,049	139.42	77.8%	7,505
New Mexico	58,648	324.51	50,533	279.61	86.2%	2,164
Ohio	20,977	219.76	20,466	214.41	97.6%	968
Texas	280	108.86	361	140.69	129.2%	24
Utah	39,268	234.81	35,961	215.03	91.6%	–
Washington	152,481	180.40	112,372	132.95	73.7%	2,587
Other	1	–	5,461	–	–	2
Consolidated	$512,080	$168.77	$430,870	$142.00	84.1%	$16,184

	Nine Months Ended September 30, 2007
	Premium Revenue		Medical Care Costs		Medical	Premium Tax
	Total	PMPM	Total	PMPM	Care Ratio	Expense
California	$280,796	$107.22	$228,952	$87.42	81.5%	$8,614
Michigan	364,945	185.54	306,163	155.66	83.9%	21,942
New Mexico	191,073	324.23	159,152	270.07	83.3%	6,438
Ohio	311,853	270.08	282,164	244.37	90.5%	14,033
Texas	64,406	260.88	55,163	223.44	85.6%	1,140
Utah	88,473	201.87	81,535	186.04	92.2%	–
Washington	489,254	190.36	392,201	152.60	80.2%	8,117
Other	964	–	13,914	–	–	21
Consolidated	$1,791,764	$186.93	$1,519,244	$158.50	84.8%	$60,305

	Nine Months Ended September 30, 2006
	Premium Revenue		Medical Care Costs		Medical	Premium Tax
	Total	PMPM	Total	PMPM	Care Ratio	Expense
California	$279,161	$100.23	$245,599	$88.18	88.0%	$8,918
Indiana	54,873	167.16	52,980	161.40	96.6%	–
Michigan	301,739	179.88	234,950	140.06	77.9%	18,259
New Mexico	168,088	314.30	141,657	264.88	84.3%	6,039
Ohio	49,555	216.18	46,199	201.54	93.2%	2,237
Texas	280	108.86	381	148.47	136.4%	24
Utah	126,741	240.30	115,828	219.61	91.4%	–
Washington	460,733	179.17	362,800	141.08	78.7%	7,937
Other	27	–	15,438	–	–	2
Consolidated	$1,441,197	$166.49	$1,215,832	$140.45	84.4%	$43,416

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MOH Reports Third Quarter Results

November 1, 2007
 MOLINA HEALTHCARE, INC.
DETAIL OF MEDICAL CARE COSTS
(Dollars in thousands, except PMPM amounts)
(Unaudited)

The following table provides detail of the Company’s medical care costs:

	Three Months Ended			Three Months Ended
	September 30, 2007			September 30, 2006
			% of Total			% of Total
			Medical			Medical
	Amount	PMPM	Care Costs	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$339,841	$106.15	64.6%	$284,648	$93.81	66.1%
Capitation	95,879	29.95	18.2%	68,144	22.46	15.8%
Pharmacy	67,844	21.19	12.9%	51,697	17.04	12.0%
Other	22,338	6.98	4.3%	26,381	8.69	6.1%
Total medical
care costs	$525,902	$164.27	100.0%	$430,870	$142.00	100.0%

	Nine Months Ended			Nine Months Ended
	September 30, 2007			September 30, 2006
			% of Total			% of Total
			Medical			Medical
	Amount	PMPM	Care Costs	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$984,375	$102.70	64.8%	$814,928	$94.14	67.0%
Capitation	276,742	28.87	18.2%	187,997	21.72	15.5%
Pharmacy	194,354	20.28	12.8%	148,858	17.19	12.2%
Other	63,773	6.65	4.2%	64,049	7.40	5.3%
Total medical
care costs	$1,519,244	$158.50	100.0%	$1,215,832	$140.45	100.0%

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MOH Reports Third Quarter Results

November 1, 2007
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in thousands)
(Unaudited)

The following table shows the components of the change in medical claims and benefits payable for the nine months ended September 30, 2007 and 2006:

	Nine Months Ended
	September 30,
	2007	2006
Balances at beginning of period	$290,048	$217,354
Medical claims and benefits payable from business acquired during the period	–	22,536
Components of medical care costs related to:
Current year	1,568,949	1,254,174
Prior years	(49,705)	(38,342)
Total medical care costs	1,519,244	1,215,832
Payments for medical care costs related to:
Current year	1,278,321	1,017,923
Prior years	222,249	180,872
Total paid	1,500,570	1,198,795
Balances at end of period	$308,722	$256,927

The Company’s claims liability includes an allowance for adverse claims development based on historical experience and other factors including, but not limited to, variation in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims.  The Company’s reserving methodology is consistently applied across all periods presented.  Accordingly, any benefit recognized in medical care costs resulting from favorable development of an estimated liability at the start of the period (captured as a component of “medical care costs related to prior years”) may be offset by the addition of an allowance for adverse claims development when estimating the liability at the end of the period (captured as a component of “medical care costs related to current year”).  During the second quarter of 2006, the Company recognized a net benefit in medical care costs of approximately $5.0 million due to favorable development of its medical claims liability at December 31, 2005.

	Nine Months Ended
	September 30,
	2007	2006
Days in claims payable	54	54

Number of members at end of period	1,070,000	1,015,000
Number of claims in inventory at end of period (1)	179,186	246,435
Billed charges of claims in inventory at end of period (in thousands) (1)	$231,753	$234,494
Claims in inventory per member at end of period (1)	0.17	0.26

(1) 2006 claims data excludes information for Cape Health Plan membership of approximately 85,000 members. Cape membership was processed on a separate claims platform through December 31, 2006.

-END-